Exhibit 15.1

May 25, 2017

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

RE: FILING ON THE MARCH 31, 2017 FORM 10Q FOR TRUSTCO BANK CORP NY

Commissioners:

We are aware that our report dated May 5, 2017, on our reviews of the interim financial information of TrustCo Bank Corp NY (the “Company”) for the three-month periods ended March 31, 2017 and 2016, included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2017 is incorporated by reference in this Registration Statement on Form S-3.

Yours very truly,
/s/ Crowe Horwath LLP